X.COM FUNDS
                         X.COM ASSET MANAGEMENT, INC.

                                CODE OF ETHICS


I.      STATEMENT OF POLICY

     It is one of the fundamental policies of our business to avoid any conflict of interest or even the appearance of such a conflict in connection with our performance as an investment company or the provision of investment advisory and portfolio management services for our clients. This Code of Ethics (this "Code") is intended to govern the issues outlined below and, in particular, the provision of investment and advisory services. In addition, this Code is specifically intended to provide guidance to Covered Persons (defined below) of X.com Funds (the "Trust"), each of its series or funds (a "Fund") and X.com Asset Management, Inc. (the "Manager") for their activities in order to eliminate the possibility of conduct occurring that places, or appears to place, them in conflict with the interests of the Funds and their shareholders.

II.     LEGAL REQUIREMENTS

     An investment company, like the Trust, registered under the Investment Company Act of 1940 (the "Investment Company Act") must adopt a Code to address issues of conflicts of interest that may arise from the personal trading activities of its personnel. Rule 17j-1 under the Investment Company Act ("Rule 17j-1") prohibits investment company personnel from engaging in any fraudulent activities in connection with their respective personal transactions that may include securities held or to be acquired by a Fund. Specifically, it is unlawful for any of these persons to:

     (a)    employ any device, scheme or artifice to defraud a Fund;

     (b) make any untrue statement of a material fact to a Fund or omit to state a material fact necessary in order to make the statements made to a Fund, in light of the circumstances under which they are made, not misleading;

     (c) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Fund; or

     (d)    to engage in any manipulative practice with respect to a Fund.

     THE TRUST IS EXCEPTED FROM THE REQUIREMENTS OF RULE 17J-1 BECAUSE THE FUNDS LIMIT THEIR INVESTMENT ACTIVITIES TO SECURITIES OF OTHER MUTUAL FUNDS, I.E., THE FUNDS INVEST EXCLUSIVELY IN MASTER FUNDS NOT ADVISED BY THE MANAGER. Therefore, the Trust is not required to adopt a Code. Further, Covered Persons of the Trust are not subject to the pre-clearance


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and various reporting requirements for transactions involving any securities, provided that the Trust continues to be excepted from the provisions of Rule 17j-1.

     Despite the Trust's exemption under Rule 17j-1, the Manager remains subject to the recordkeeping rules under Rule 204-2(12) of the Investment Advisers Act of 1940, as amended, for personal securities transactions by Covered Persons.

     Although not required to adopt a Code, the Trust and the Manager believe that is prudent to do so and, therefore, has decided to adopt this Code that covers the Manager's recordkeeping obligations and certain conduct by Covered Persons.

     Rule 17j-1 does not prescribe the exact details that should be included in a code, but, where codes are mandated, they usually address the following:

     A. procedures governing the personal investment activities of Covered Persons (defined below) that are designed to ensure the code is not violated (such as through pre-clearance of personal transactions and black-out periods);

     B. all Covered Persons must (i) provide a report detailing their securities holdings upon commencement of their employment with a Fund or its adviser; (ii) update this report annually; and (iii) report all their securities transactions on a quarterly basis. The report must be reviewed by a designated and appropriate management or compliance personnel; and

     C. all employees of a Fund or its adviser who make or participate in making any recommendations regarding the purchase or sale of securities for the Fund ("investment personnel") must be pre-approved before being permitted to participate in any IPOs or private placements. Although pre-approval is only necessary for IPOs, it is usually recommended that these procedure are adopted for all securities transactions of investment personnel and also for all Covered Persons.

     Personnel of service providers to the Trust and the Funds that otherwise would constitute Covered Persons, such as personnel of Investors Bank & Trust, are excluded from coverage by this Code provided they are covered by a code of ethics of their employer reasonably designed to meet applicable legal requirements.

III.    DEFINITIONS

     As used herein, the following terms are defined as follows:

     A. COVERED PERSON: Any director, officer, general partner or employee of the Trust or the Manager or any person who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by X.com Funds, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the


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          Funds or the Manager regarding the purchase or sale of Covered
          Securities. A list of Covered Persons is attached as Appendix 1.

     B. COVERED SECURITY: Includes a security within the meaning of Section 2(a)(9) of the Investment Company Act, but does not include (i) direct obligations of the Government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end investment companies (i.e., mutual funds).

IV.     GENERAL PRINCIPLES UNDER THE CODE

     Each Covered Person shall be governed by the following principles:

     A. The interest of the Funds and their shareholders are paramount and come before the interest of any Covered Persons or employees.

     B. No Covered Person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1.

     C. Personal investing activities of all Covered Persons and employees shall be conducted in a manner that shall avoid actual or potential conflicts of interest with the the Funds and the shareholders.

     D. Covered Persons shall not use such positions, or any investment opportunities presented by virtue of such positions, to the detriment of the Funds and their shareholders.

  V. SUBSTANTIVE RESTRICTIONS

     A. NO PRE-CLEARANCE REQUIRED: No Covered Person is required to obtain pre-clearance to purchase or sell any public or privately placed securities.

     B. GIFTS: A Covered Person shall not accept gifts in excess of $100 from any person doing business with or on behalf of the Funds or the Manager. Subject to reasonable discretion, a Covered Person may accept invitations for dinners, entertainment, sports outings and events, the theatre or other similar activities provided the person extending the invitation also attends.

     C. SERVICE ON BOARDS: A Covered Person shall not serve on the board of directors of ANY publicly trade companies, or in any similar capacity, without prior approval by the Compliance Officer upon receiving a written request for such approval. If such a request is approved, procedures shall be developed to avoid any potential conflicts of interests that may arise before the commencement of service as a director by the Covered Person.


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 VI. PENALTIES FOR NONCOMPLIANCE

     A. FORFEITURE OF GIFTS: Gifts accepted in violation the Code shall be forfeited if practicable and, if not, the existing market value if determinable, or an equivalent amount, must be collected and paid to a predetermined charity.

     B. SANCTIONS BY THE BOARD: The Board may also impose sanctions as it deems appropriate, including sanctions against the Compliance Officer for failure to adequately supervise Covered Persons

VII. ADMINISTRATION OF THE CODE-
     REPORTING VIOLATIONS AND CERTIFYING COMPLIANCE

     A. The Compliance Officer shall be the person responsible for implementing the provisions of the Code as adopted.

     B. The Compliance Officer shall distribute to all current and prospective Covered Persons a copy of this Code, explaining its significance and the consequences that will result if it is violated.

     C. Each Covered Person who receives a copy of the Code must sign and acknowledge that its provisions has been read and understood. A copy of the signed acknowledgment must be given to the Covered Person and also must be retained in the respective personnel files.

     D. All Covered Persons are required to submit the following reports to the Compliance Officer for themselves and any immediate family member residing at the same address. In lieu of providing a report, the Covered person may submit brokerage statements or duplicate transaction confirmations that contain the required information:

          1. QUARTERLY TRANSACTION REPORTS: Within ten days after the end of each calendar quarter, each Covered Person must report the following information:

               (a) With respect to any transaction during the quarter in a Covered Security in which the Covered Person had any direct or indirect beneficial ownership:

                    (i) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                    (ii) The nature of the transaction (i.e., purchase, sale);

                    (iii) The price of the Covered Security at which the
                         transaction was effected;


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                    (iv) The name of the broker, dealer or bank with or through which the transaction was effected; and

                    (v) The date that the report is submitted by the Covered Person.

               (b) With respect to any account established by the Covered Person in which any securities were held during the quarter for the direct or indirect benefit of the Covered Person:

                    (i) The name of the broker, dealer or bank with whom the Covered Person established the account;

                    (ii) The date the account was established; and

                    (iii) the date that the report is submitted by the Covered
                         Person.

        A form of the QUARTERLY TRANSACTION REPORT is attached as Appendix 2.

     E. On an annual basis, the Compliance Officer shall prepare and submit to the Board of the Trust for review a written report describing any issues arising under the Code, including information about any material violations of its underlying procedures and any sanctions imposed due to such violations.

     F. On an annual basis, the Compliance Officer shall certify to the Board that the procedures outlined in the Code have been implemented as described.

VIII. COMPLIANCE WITH OTHER SECURITIES LAWS

     This Code is not intended to cover all possible areas of potential liability under the Investment Company Act or under the federal securities laws in general. For example, other provisions of Section 17 of the Investment Company Act prohibit various transactions between a Fund and affiliated persons, including the knowing sale or purchase of property to or from a Fund on a principal basis, and joint transactions (i.e., combining to achieve a substantial position in a security or commingling of funds) between a Fund and an affiliated person. Covered Persons covered by this Code are advised to seek advice before engaging in any transactions involving securities held or under consideration for purchase or sale by a Fund or if a transaction directly or indirectly involves themselves and a Fund other than the purchase or redemption of shares of its shares or the performance of their normal business duties.

     In addition, the Securities Exchange Act of 1934 may impose fiduciary obligations and trading restrictions on Covered Persons and others in certain situations. It is expected that Covered Persons will be sensitive to these areas of potential conflict, even though this Code does not address specifically these other areas of fiduciary responsibility.


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IX.  EXCEPTIONS TO REPORTING REQUIREMENTS

     A. INDEPENDENT DIRECTOR: All independent directors of the Trust who are not "interested persons" within the meaning of Section 2(a)(19) of the Investment Company Act are not required to file a QUARTERLY TRANSACTION REPORT as prescribed in this Code.

X.   AMENDING THE CODE

     This Code shall remain in force and shall be applicable to all Covered Persons until such time as it is amended or withdrawn by a majority of the Board of Directors of the Trust.


ACKNOWLEDGED AND AGREED:

I have read, and I understand the terms of, this Code of Ethics.


By:
    -------------------------------------------

        Print Name:

        Title:

        Date:


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                                   APPENDIX 1
                            LIST OF COVERED PERSONS


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                                                                 ACKN. RECEIPT
    NAME                      TITLES WITH TRUST                   OF CODE OF
                                 AND MANAGER                        ETHICS
                                                                    (DATE)
-------------------------------------------------------------------------------
ELON R. MUSK              TRUSTEE; CHAIRMAN OF TRUST

                          DIRECTOR, PRESIDENT, AND
                          TREASURER OF MANAGER

JOHN T. STORY             TRUSTEE AND PRESIDENT
                          OF TRUST

                          E.V.P. OF MANAGER

[OTHERS]



















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                              APPENDIX 2 (CONT.)
                         FORM OF AUTHORIZATION LETTER


                                     Date
Name of Broker
Address

     Re:  Brokerage Statements of [name of employee]

Ladies and Gentlemen:

          The above referenced person is an employee of [name of Fund Organization]. Federal securities laws require that we monitor the personal securities transactions of certain key personnel. By this Authorization Letter, and the acknowledgement of the employee below, please forward duplicate copies of the employee's brokerage statements and transaction confirmations to:

                        [Compliance Officer]
                        [Fund Organization]
                        [Address]

          Should you have any questions, please contact the undersigned at [number].

                                Very truly yours,




AUTHORIZATION:

     I hereby authorize you to release duplicate brokerage statements and transaction confirmations to my employer.

                                Signature:
                                          ---------------------------
                                Name:
                                SSN:
                                Account Number:





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                              APPENDIX 2 (CONCL.)
                         QUARTERLY TRANSACTION REPORT

                   (complete within ten days of the quarter)
                               Date:
                                     -----------

     NOTE: IN LIEU OF THIS REPORT, YOU MAY SUBMIT DUPLICATE COPIES OF YOUR
                             BROKERAGE STATEMENTS

1.  TRANSACTIONS

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 NAME OF COVERED  BROKER  NUMBER OF   NATURE OF        PURCHASE    DATE OF
   SECURITY                SHARES    TRANSACTION        PRICE    TRANSACTION
                                  (I.E, BUY, SALE)
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2.  BROKERAGE ACCOUNTS OPENED DURING QUARTER

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        NAME OF INSTITUTION AND              ACCOUNT    HAVE YOU REQUESTED
ACCOUNT HOLDERS' NAME (I.E., YOU, SPOUSE,     NUMBER        DUPLICATE
                CHILD)                                     STATEMENTS?
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REVIEWED:
         ---------------------------------
         (COMPLIANCE OFFICER SIGNATURE)


DATE:
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